Exhibit 99.1
Lifetime Brands, Inc. Reports Second Quarter 2026 Financial Results
Declares Regular Quarterly Dividend
GARDEN CITY, NY, August 6, 2026 – Lifetime Brands, Inc. (NasdaqGS: LCUT), a leading global designer, developer and marketer of a broad range of branded consumer products used in the home, today reported its financial results for the quarter ended June 30, 2026.
Rob Kay, Lifetime's Chief Executive Officer, commented, “Our second quarter results were in line with expectations and reflected notable growth compared to the prior year period that had been adversely impacted by the U.S. government implementation of initial high tariff rates across many countries. Net sales were up 7.4% and we saw significant earnings growth that includes the expected recovery of tariffs we paid in 2025. We will put that capital to work, paying the associated taxes, restoring reductions that had been implemented in 2025 to increase our bottom line against the impact from these tariff expenses and to fund the investments to bolster competitiveness and restore the balance sheet strength which we have used to fund the carrying cost of tariffs paid. Accordingly, since the end of the first quarter, we have repaid $40 million of term debt using cash generated from operations and the receipt of tariff refunds. The underlying business performed well despite softer end markets, led by growth in warehouse club programs and e-commerce. The relaunch of our redesigned Farberware line is off to an encouraging start and we extended our Dolly Parton license for an additional three years, reflecting the continued strength of that partnership. Our International segment again narrowed its losses and remains on track to achieve break-even in 2026, and the Hagerstown facility is online. While this new facility is experiencing startup challenges, we remain targeted for full operation by the fourth quarter this year. For 2026, we are reaffirming our net sales guidance, and raising earnings guidance to reflect the recognition of the tariff refunds. As previously announced, we look forward to presenting our longer-term strategy at our upcoming Investor Day this December.
Second Quarter Financial Results:
Consolidated net sales for the three months ended June 30, 2026 were $141.6 million, representing an increase of $9.7 million, or 7.4%, as compared to net sales of $131.9 million for the corresponding period in 2025. In constant currency, a non-GAAP financial measure, which excludes the impact of foreign exchange fluctuations and was determined by applying 2026 average rates to 2025 local currency amounts, consolidated net sales increased by $9.5 million, or 7.2%, as compared to consolidated net sales in the corresponding period in 2025. A table reconciling this non-GAAP financial measure to consolidated net sales, as reported, is included below.
Gross margin for the three months ended June 30, 2026 was $93.2 million, or 65.9%, as compared to $50.8 million, or 38.6%, for the corresponding period in 2025. Gross margin for the current period includes a tariff refund benefit of $40.1 million.
Selling, general and administrative expenses for the three months ended June 30, 2026 were $39.5 million, an increase of $2.0 million, or 5.3%, as compared to $37.5 million for the corresponding period in 2025.
Income from operations was $31.6 million, as compared to loss from operations of $(37.2) million for the corresponding period in 2025. Income from operations for the current period includes a tariff refund benefit of $40.1 million. Loss from operations for the prior period included a non-cash goodwill impairment charge of $33.2 million related to the U.S. segment.
Adjusted income from operations(1) was $41.1 million, as compared to adjusted income from operations of $0.9 million for the corresponding period in 2025. The 2026 period included adjustments for acquisition-related intangible amortization expense of $4.3 million, acquisition-related diligence expenses of $1.0 million, restructuring expenses of $2.0 million, and warehouse relocation and redesign expenses of $2.2 million. The 2025 period included adjustments for acquisition-related intangible amortization expense of $4.4 million, acquisition-related diligence expenses of $0.1 million, warehouse relocation and redesign expenses of $0.1 million, severance expenses of $0.3 million and goodwill impairment charge of $33.2 million.

Net income was $19.6 million, or $0.87 per diluted share, as compared to net loss of $(39.7) million, or $(1.83) per diluted share, in the corresponding period in 2025. Net income for the current period included a pre-tax tariff refund benefit of $40.1 million. Net loss for the prior period included a non-cash goodwill impairment charge of $33.2 million.
Adjusted net income(1) was $26.6 million, or $1.18 per diluted share, as compared to adjusted net loss of $(2.6) million, or $(0.12) per diluted share, in the corresponding period in 2025.
(1) A table reconciling this non-GAAP financial measure to its most comparable GAAP financial measure, as reported, is included below.
Six Months Financial Results:
Consolidated net sales for the six months ended June 30, 2026 were $285.1 million, an increase of $13.2 million, or 4.9%, as compared to net sales of $271.9 million for the corresponding period in 2025. In constant currency, a non-GAAP financial measure, which excludes the impact of foreign exchange fluctuations and was determined by applying 2026 average rates to 2025 local currency amounts, consolidated net sales increased by $12.0 million, or 4.4%, as compared to consolidated net sales in the corresponding period in 2025. A table reconciling this non-GAAP financial measure to consolidated net sales, as reported, is included below.
Gross margin for the six months ended June 30, 2026 was $147.4 million, or 51.7%, as compared to $101.5 million, or 37.3%, for the corresponding period in 2025. Gross margin for the current period includes a tariff refund benefit of $40.1 million
Selling, general and administrative expenses for the six months ended June 30, 2026 were $76.3 million, an increase of $7.3 million, or 10.6%, as compared to $69.0 million for the corresponding period in 2025. Selling, general and administrative expenses for the prior period included a net legal settlement gain of $6.4 million.
Income from operations was $29.4 million, as compared to loss from operations of $(36.1) million for the corresponding period in 2025. Income from operations for the current period included a tariff refund benefit of $40.1 million. Loss from operations for the prior period includes a non-cash goodwill impairment charge of $33.2 million related to the U.S. segment.
Adjusted income from operations(1) was $46.5 million, as compared to zero for the corresponding period in 2025. The 2026 period included adjustments for acquisition-related intangible amortization expense of $8.6 million, acquisition-related diligence expenses of $2.1 million, restructuring expenses of $4.0 million, and warehouse relocation and redesign expenses of $2.4 million. The 2025 period included adjustments for acquisition-related intangible amortization expense of $8.7 million, non-recurring gain related to a litigation settlement of $6.4 million, acquisition-related diligence expenses of $0.1 million, warehouse relocation and redesign expenses of $0.1 million, severance expenses of $0.3 million and goodwill impairment charge of $33.2 million.
Net income was $14.8 million, or $0.66 per diluted share, as compared to net loss of $(43.9) million, or $(2.03) per diluted share, in the corresponding period in 2025. Net income for the current period included a pre-tax tariff refund benefit of $40.1 million. Net loss for the prior period included a non-cash goodwill impairment charge of $33.2 million.
Adjusted net income(1) was $27.4 million, or $1.23 per diluted share, as compared to adjusted net loss(1) of $(7.9) million, or $(0.37) per diluted share, in the corresponding period in 2025.
Adjusted EBITDA(1) was $92.0 million for the trailing twelve months ended June 30, 2026.
Liquidity as of June 30, 2026 was $150.6 million, consisting of $5.5 million of cash and cash equivalents, $128.3 million of availability under the ABL Agreement, and $16.8 million of available funding under the Receivables Purchase Agreement.
(1) A table reconciling this non-GAAP financial measure to its most comparable GAAP financial measure, as reported, is included below.
Dividend
On August 4, 2026, the Board declared a quarterly dividend of $0.0425 per share of common stock payable on November 13, 2026 to stockholders of record on October 30, 2026.

Full Year 2026 Guidance Updates
For the full year ending December 31, 2026, the Company is updating its financial guidance as follows:
(in millions - except per share data):

	Previous Guidance for the Year Ending December 31, 2026	Updated Guidance for the Year Ending December 31, 2026
Net sales	$650 to $700	$650 to $700
Income from operations	$12 to $14.5	$48 to $50.5
Adjusted income from operations	$44.5 to $47	$81.5 to $84
Net (loss) income	$(6.5) to $(5)	$23 to $24.5
Adjusted net income	$16 to $17.5	$46 to $47.5
Diluted (loss) income per common share(1)	$(0.30) to $(0.23) per share	$1.03 to $1.10 per share
Adjusted diluted income per common share(2)	$0.73 to $0.80 per share	$2.06 to $2.13 per share
Weighted-average diluted shares	22	22.3
Adjusted EBITDA, before limitation	$53.5 to $56	$90.5 to $93
(1) Diluted (loss) income per common share is calculated based on weighted-average shares outstanding of 21.8 million and 22.3 million, respectively.
(2) Adjusted dilutive income per common share is calculated based on weighted-average diluted shares of 22 million, which includes the effect of dilutive securities of 0.2 million, and 22.3 million, respectively.
Tables reconciling non-GAAP financial measures to GAAP financial measures, as reported, are included below.
Conference Call
The Company has scheduled a conference call for Thursday, August 6, 2026 at 11:00 a.m. (Eastern Time). The dial-in number for the conference call is 1-844-826-3035 (USA) or 1-412-317-5195 (International).
In addition, a live webcast of the conference call will be accessible through:
https://viavid.webcasts.com/starthere.jsp?ei=1766897&tp_key=4a751b1112
For those who cannot listen to the live broadcast, an audio replay of the webcast will be available on the Company’s investor relations website at https://lifetimebrands.gcs-web.com/ or via telephone replay by dialing 1-844-512-2921 (USA) or 1-412-317-6671 (International) and entering access code 10209750. The replay of the webcast will be available for one year.
Non-GAAP Financial Measures
This earnings release contains non-GAAP financial measures, including constant currency net sales, adjusted income from operations, adjusted net income (loss), adjusted diluted income (loss) per common share, adjusted EBITDA and adjusted EBITDA, before limitation. A non-GAAP financial measure is a numerical measure of a company’s historical or future financial performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with GAAP in the statements of income, balance sheets, or statements of cash flows of a company; or, includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented. These non-GAAP financial measures are provided because the Company's management uses these financial measures in evaluating the Company’s on-going financial results and trends, and management believes that exclusion of certain items allows for more accurate period-to-period comparison of the Company’s operating performance by investors and analysts. Management uses these non-GAAP financial measures as indicators of business performance. These non-GAAP financial measures should be viewed as a supplement to, and not a substitute for, GAAP financial measures of performance. As required by SEC rules, the Company has provided reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures.
Forward-Looking Statements
In this press release, the use of the words “advance,” “believe,” “continue,” “could,” “deliver,” “drive,” “enable,” “expect,” “gain,” “goal,” “grow,” “intend,” “maintain,” “manage,” “may,” “outlook,” “plan,” “positioned,” “project,” “projected,” “should,” “take,” “target,” “unlock,” “will,” “would”, or similar expressions is intended to identify forward-looking statements.

Such statements include all statements regarding the growth of the Company, the Company’s financial guidance, the Company’s ability to navigate the current environment and advance the Company’s strategy, the Company’s commitment to increasing investments in future growth initiatives, the Company’s initiatives to create value, the Company’s efforts to mitigate geopolitical factors and tariffs, the Company’s current and projected financial and operating performance, results, and profitability and all guidance related thereto, including forecasted exchange rates and effective tax rates, as well as the Company’s continued growth and success, future plans and intentions regarding the Company and its consolidated subsidiaries. Such statements represent the Company’s current judgments, estimates, and assumptions. The Company believes these judgments, estimates, and assumptions are reasonable, but these statements are not guarantees of any events or financial or operational results, and actual results may differ materially due to a variety of important factors. Such factors might include, among others, the Company’s ability to comply with the requirements of its credit agreements; the availability of funding under such credit agreements; the Company’s ability to maintain adequate liquidity and financing sources and an appropriate level of debt, as well as to deleverage its balance sheet; seasonality of the Company's cash flows; the possibility of impairments to the Company’s goodwill; the possibility of impairments to the Company’s intangible assets; the highly seasonal nature of the Company’s business; the Company’s ability to drive future growth and profitability from its European operations; changes in U.S. or foreign trade or tax law and policy; changes in general economic conditions that could impact the Company’s customers and affect customer purchasing practices or consumer spending; customer ordering behavior; the performance of the Company’s newer products; expenses and other challenges relating to the integration of any future acquisitions; changes in demand for the Company’s products; changes in the Company’s management team; the significant influence of the Company’s largest stockholder; fluctuations in foreign exchange rates; changes in U.S. trade policy or the trade policies of nations in which the Company or the Company’s suppliers do business; shortages of and price volatility for certain commodities; global health epidemic; social unrest, including related protests and disturbances; the emergence, continuation and consequences of geopolitical conditions, including political instability in the U.S. and abroad, unrest, sanctions, war and armed conflicts, increasing regional and global tensions, and associated disruptions and volatility in energy and oil markets; macro-economic challenges, including labor disputes, depreciation of the U.S. dollar, volatility in the capital markets, inflationary impacts and disruptions to the global supply chain; dependence on third-party manufacturers; increase in supply chain costs, including raw materials, sourcing, transportation and energy; the imposition of duties and tariffs and other trade barriers and retaliatory countermeasures and/or economic sanctions implemented by the U.S. and other governments; impact of tariffs and trade policies, particularly with respect to China, including the risk of frequent changes, legal challenges, or reinstatement in modified form; the Company’s ability to successfully integrate acquired businesses; the Company’s expectations regarding customer purchasing practices and the future level of demand for the Company’s products; the Company’s ability to execute on the goals and strategies set forth in the Company’s Project Concord plan; and significant changes in the competitive environment and the effect of competition on the Company’s markets, including on the Company’s pricing policies, financing sources and ability to maintain an appropriate level of debt. The Company undertakes no obligation to update these forward-looking statements other than as required by law.
Lifetime Brands, Inc.
Lifetime Brands is a leading global designer, developer and marketer of a broad range of branded consumer products used in the home. The Company markets its products under well-known kitchenware brands, including Farberware®, KitchenAid®, Sabatier®, Amco Houseworks®, Chef’n® Chicago™ Metallic, Copco®, Fred® & Friends, Houdini™, KitchenCraft®, Kamenstein®, La Cafetière®, MasterClass®, Misto®, Swing-A-Way®, Taylor® Kitchen, Rabbit®, and Dolly®; respected tableware and giftware brands, including Mikasa®, Pfaltzgraff®, Fitz and Floyd®, Empire Silver™, Gorham®, International® Silver, Towle® Silversmiths, Wallace®, Wilton Armetale®, V&A®, Royal Botanic Gardens Kew®, Year & Day®, Dolly®, Royal Leerdam®, and ONIS®; and valued home solutions brands, including BUILT NY®, S’well®, Taylor® Bath, Taylor® Kitchen, Taylor® Weather, Elements®, Planet Box®, and Dolly®. The Company also provides exclusive private label products to leading retailers worldwide.
The Company’s corporate website is www.lifetimebrands.com.
Contacts:
Lifetime Brands, Inc.
Laurence Winoker, Chief Financial Officer
516-203-3590
investor.relations@lifetimebrands.com
or
MZ North America
Shannon Devine
Main: 203-741-8811
LCUT@mzgroup.us

LIFETIME BRANDS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands—except per share data)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Net sales	$141,569	$131,862	$285,077	$271,947
Cost of sales	48,330	81,023	137,669	170,471
Gross margin	93,239	50,839	147,408	101,476
Distribution expenses	20,095	17,314	37,678	35,384
Selling, general and administrative expenses	39,539	37,495	76,325	68,963
Goodwill impairment	—	33,237	—	33,237
Restructuring expenses	1,980	—	4,010	—
Income (loss) from operations	31,625	(37,207)	29,395	(36,108)
Interest expense	(4,122)	(5,054)	(8,634)	(9,969)
Mark to market gain (loss) on interest rate derivatives	210	(220)	504	(747)
Income (loss) before income taxes	27,713	(42,481)	21,265	(46,824)
Income tax (provision) benefit	(8,104)	2,782	(6,428)	2,924
NET INCOME (LOSS)	$19,609	$(39,699)	$14,837	$(43,900)
BASIC INCOME (LOSS) PER COMMON SHARE	$0.89	$(1.83)	$0.68	$(2.03)
DILUTED INCOME (LOSS) PER COMMON SHARE	$0.87	$(1.83)	$0.66	$(2.03)

LIFETIME BRANDS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands—except share data)

	June 30, 2026	December 31, 2025
	(unaudited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$5,451	$4,267
Accounts receivable, less allowances of $10,538 at June 30, 2026 and $11,970 at December 31, 2025	120,879	161,861
Inventory	197,074	194,046
Prepaid expenses and other current assets	49,042	12,147
Income taxes receivable	—	1,572
TOTAL CURRENT ASSETS	372,446	373,893
PROPERTY AND EQUIPMENT, net	23,811	15,441
OPERATING LEASE RIGHT-OF-USE ASSETS	95,728	48,506
INTANGIBLE ASSETS, net	124,289	132,922
OTHER ASSETS	725	1,793
TOTAL ASSETS	$616,999	$572,555
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Current maturity of term loan	$—	$5,022
Current maturity of revolving credit facility	37,906	—
Accounts payable	48,740	45,844
Accrued expenses	71,164	64,294
Income taxes payable	4,395	—
Current portion of operating lease liabilities	14,300	16,143
TOTAL CURRENT LIABILITIES	176,505	131,303
OTHER LONG-TERM LIABILITIES	13,669	14,261
INCOME TAXES PAYABLE, LONG-TERM	686	686
OPERATING LEASE LIABILITIES	96,805	42,442
DEFERRED INCOME TAXES	1,525	1,554
REVOLVING CREDIT FACILITY	—	54,105
TERM LOAN	110,332	125,927
STOCKHOLDERS’ EQUITY
Preferred stock, $1.00 par value, shares authorized: 100 shares of Series A and 2,000,000 shares of Series B; none issued and outstanding	—	—
Common stock, $0.01 par value, shares authorized: 50,000,000 at June 30, 2026 and December 31, 2025; shares issued and outstanding: 22,988,836 at June 30, 2026 and 22,654,207 at December 31, 2025	230	227
Paid-in capital	285,571	283,449
Accumulated deficit	(50,533)	(63,354)
Accumulated other comprehensive loss	(17,791)	(18,045)
TOTAL STOCKHOLDERS’ EQUITY	217,477	202,277
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$616,999	$572,555

LIFETIME BRANDS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Six Months Ended June 30,
	2026	2025
OPERATING ACTIVITIES
Net income (loss)	$14,837	$(43,900)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	10,644	11,135
Goodwill impairment	—	33,237
Non-cash restructuring charges	296	—
Amortization of financing costs	1,330	1,390
Mark to market (gain) loss on interest rate derivatives	(504)	747
Operating leases, net	(759)	(1,134)
Provision for doubtful accounts	45	1,408
Stock compensation expense	1,992	2,106
Changes in operating assets and liabilities
Accounts receivable	40,793	67,239
Inventory	(3,471)	(12,318)
Prepaid expenses, other current assets and other assets	(34,880)	(629)
Accounts payable, accrued expenses and other liabilities	9,711	(27,319)
Income taxes receivable	1,572	(5,036)
Income taxes payable	4,402	(869)
NET CASH PROVIDED BY OPERATING ACTIVITIES	46,008	26,057
INVESTING ACTIVITIES
Purchases of property and equipment	(5,176)	(2,746)
NET CASH USED IN INVESTING ACTIVITIES	(5,176)	(2,746)
FINANCING ACTIVITIES
Proceeds from revolving credit facility	82,073	145,891
Repayments of revolving credit facility	(97,885)	(154,134)
Repayments of term loan	(21,875)	(3,750)
Payments for finance lease obligations	(24)	(21)
Payments of tax withholding for stock based compensation	(183)	(416)
Proceeds from the exercise of stock options	294	—
Cash dividends paid	(1,990)	(1,933)
NET CASH USED IN FINANCING ACTIVITIES	(39,590)	(14,363)
Effect of foreign exchange on cash	(58)	168
INCREASE IN CASH AND CASH EQUIVALENTS	1,184	9,116
Cash and cash equivalents at beginning of period	4,267	2,929
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$5,451	$12,045

LIFETIME BRANDS, INC.
Supplemental Information
(in thousands)
Reconciliation of GAAP to Non-GAAP Operating Results
Adjusted EBITDA for the twelve months ended June 30, 2026:

	Quarter Ended				Twelve Months Ended June 30, 2026
	September 30, 2025	December 31, 2025	March 31, 2026	June 30, 2026
	(in thousands)
Net (loss) income as reported	$(1,189)	$18,152	$(4,772)	$19,609	$31,800
Income tax provision (benefit)	2,861	(3,220)	(1,676)	8,104	6,069
Interest expense	5,013	5,048	4,512	4,122	18,695
Depreciation and amortization	5,398	5,315	5,282	5,362	21,357
Gain on disposition of fixed assets	(94)	—	—	—	(94)
Mark to market loss (gain) on interest rate derivatives	8	(1)	(294)	(210)	(497)
Stock compensation expense	994	201	1,043	949	3,187
Severance expense	—	241	—	—	241
Acquisition-related diligence expenses	49	1,799	1,104	972	3,924
Restructuring expenses	304	24	2,030	1,980	4,338
Warehouse relocation and redesign expenses(1)	76	48	159	2,242	2,525
Pro forma adjustments(2)					500
Adjusted EBITDA(3)	$13,420	$27,607	$7,388	$43,130	$92,045
(1) For the twelve months ended June 30, 2026, warehouse relocation and redesign expenses were related to the U.S. segment.
(2) Pro forma adjustments represent operating expense reductions projected by the Company as a result of actions taken through June 30, 2026 or expected to be taken within 18 months of June 30, 2026, net of the benefits realized during the twelve months ended June 30, 2026. These actions include cost savings for the International segment related to Project Concord.
(3) Adjusted EBITDA is a non-GAAP financial measure that is defined in the Company’s debt agreements. Adjusted EBITDA is defined as net (loss) income, adjusted to exclude income tax provision (benefit), interest expense, depreciation and amortization, gain on disposition of fixed assets, mark to market loss (gain) on interest rate derivatives, stock compensation expense, and other items detailed in the table above that are consistent with exclusions permitted by the Company’s debt agreements.

LIFETIME BRANDS, INC.
Supplemental Information
(in thousands—except per share data)
Reconciliation of GAAP to Non-GAAP Operating Results (continued)
Adjusted net income (loss) and adjusted diluted income (loss) per common share (in thousands -except per share data):

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Net income (loss) as reported	$19,609	$(39,699)	$14,837	$(43,900)
Adjustments:
Acquisition-related intangible amortization expense	4,270	4,374	8,620	8,739
Legal settlement gain, net	—	—	—	(6,400)
Acquisition-related diligence expenses	972	123	2,076	123
Restructuring expenses	1,980	—	4,010	—
Warehouse relocation and redesign expenses(1)	2,242	139	2,401	139
Severance expense	—	270	—	270
Mark to market (gain) loss on interest rate derivatives	(210)	220	(504)	747
Goodwill impairment	—	33,237	—	33,237
Income tax effect on adjustments	(2,291)	(9,571)	(4,064)	(9,176)
Income tax provision adjustment(2)	—	8,309	—	8,309
Adjusted net income (loss)(3)	$26,572	$(2,598)	$27,376	$(7,912)
Adjusted diluted income (loss) per common share(4)	$1.18	$(0.12)	$1.23	$(0.37)
(1) For the three and six months ended June 30, 2026 and 2025, warehouse relocation and redesign expenses were related to the U.S. segment.
(2) The income tax provision adjustment is calculated using the effective tax rate for the three and six months ended June 30, 2025 of 0.0% applied to the goodwill impairment adjustment. The income tax provision adjustment for the three and six months ended June 30, 2025 provides important comparative analysis because the effective tax method was unusual due to timing of certain non-deductible expenses, including goodwill impairment.
(3) Adjusted net income and adjusted diluted income per common share for the three and six months ended June 30, 2026 excludes acquisition-related intangible amortization expense, acquisition-related diligence expenses, restructuring expenses, warehouse relocation and redesign expenses, and mark to market gain on interest rate derivatives. The income tax effect on adjustments reflects the statutory tax rates applied on the adjustments and the income tax provision adjustment.
Adjusted net loss and adjusted diluted loss per common share for the three and six months ended June 30, 2025 excludes acquisition-related intangible amortization expense, a legal settlement gain, net, acquisition related expenses, warehouse relocation and redesign expenses, severance expense, mark to market loss on interest rate derivatives, and goodwill impairment. The income tax effect on adjustments reflects the statutory tax rates applied on the adjustments. Adjusted net loss has been recast to include the income tax provision adjustment.
(4) Adjusted diluted income per common share is calculated based on diluted weighted-average shares outstanding of 22,612 and 21,686 for the three months ended June 30, 2026 and 2025, respectively. Adjusted diluted loss per common share is calculated based on diluted weighted-average shares outstanding of 22,325 and 21,639 for the six month period ended June 30, 2026 and 2025, respectively. The diluted weighted-average shares outstanding for the three and six months ended June 30, 2026 include the effect of dilutive securities of 619 and 419, respectively. The diluted weighted-average shares outstanding for the three and six months ended June 30, 2025 do not include the effect of dilutive securities.

Adjusted income from operations (in thousands):
	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Income (loss) from operations	$31,625	$(37,207)	$29,395	$(36,108)
Adjustments:
Acquisition-related intangible amortization expense	4,270	4,374	8,620	8,739
Legal settlement gain, net	—	—	—	(6,400)
Acquisition-related diligence expenses	972	123	2,076	123
Restructuring expenses	1,980	—	4,010	—
Warehouse relocation and redesign expenses(1)	2,242	139	2,401	139
Severance expense	—	270	—	270
Goodwill impairment	—	33,237	—	33,237
Total adjustments	9,464	38,143	17,107	36,108
Adjusted income from operations(2)	$41,089	$936	$46,502	$—
(1) For the three and six months ended June 30, 2026 and 2025, warehouse relocation and redesign expenses were related to the U.S. segment.
(2) Adjusted income from operations for the three and six months ended June 30, 2026 excludes acquisition-related intangible amortization expense, acquisition-related diligence expenses, restructuring expenses, and warehouse relocation and redesign expenses. Adjusted income from operations for the three and six months ended June 30, 2025, excludes acquisition-related intangible amortization expense, a legal settlement gain, net, acquisition-related diligence expenses, warehouse relocation and redesign expenses, severance expenses, and goodwill impairment.

LIFETIME BRANDS, INC.
Supplemental Information
(in thousands)
Reconciliation of GAAP to Non-GAAP Operating Results (continued)
Constant Currency:

	As Reported Three Months Ended June 30,			Constant Currency (1) Three Months Ended June 30,				Year-Over-Year Increase (Decrease)
Net sales	2026	2025	Increase (Decrease)	2026	2025	Increase (Decrease)	Currency Impact	Excluding Currency	Including Currency	Currency Impact
U.S.	$128,167	$119,315	$8,852	$128,167	$119,315	$8,852	$—	7.4%	7.4%	—%
International	13,402	12,547	855	13,402	12,723	679	(176)	5.3%	6.8%	1.5%
Total net sales	$141,569	$131,862	$9,707	$141,569	$132,038	$9,531	$(176)	7.2%	7.4%	0.2%

	As Reported Six Months Ended June 30,			Constant Currency (1) Six Months Ended June 30,				Year-Over-Year Increase (Decrease)
Net sales	2026	2025	Increase (Decrease)	2026	2025	Increase (Decrease)	Currency Impact	Excluding Currency	Including Currency	Currency Impact
U.S.	$258,874	$247,825	$11,049	$258,874	$247,838	$11,036	$(13)	4.5%	4.5%	—%
International	26,203	24,122	2,081	26,203	25,209	994	(1,087)	3.9%	8.6%	4.7%
Total net sales	$285,077	$271,947	$13,130	$285,077	$273,047	$12,030	$(1,100)	4.4%	4.8%	0.4%
(1) “Constant Currency” is determined by applying the 2026 average exchange rates to the prior year local currency sales amounts, with the difference between the change in “As Reported” net sales and “Constant Currency” net sales, reported in the table as “Currency Impact.” Constant currency sales growth is intended to exclude the impact of fluctuations in foreign currency exchange rates.

LIFETIME BRANDS, INC.
Supplemental Information

Reconciliation of GAAP to Non-GAAP Updated Guidance
Adjusted EBITDA guidance for the full year ending December 31, 2026 (in millions):

Net income guidance	$23 to $24.5
Income tax expense	8.5 to 9.5
Interest expense(1)	16.5
Depreciation and amortization	22
Stock compensation expense	4
Acquisition-related diligence expenses	2
Restructuring expenses	7.5
Warehouse relocation and redesign expenses	7
Adjusted EBITDA guidance, before limitation	$90.5 to $93

Adjusted net income and adjusted diluted income per common share guidance for the full year ending December 31, 2026 (in millions - except per share data):
Net income guidance	$23 to $24.5
Acquisition-related intangible amortization expense	17
Acquisition-related diligence expenses	2
Restructuring expenses	7.5
Warehouse relocation and redesign expenses	7
Mark to market gain on interest rate derivatives	(0.5)
Income tax effect on adjustment	(10)
Adjusted net income guidance	$46 to $47.5
Adjusted diluted income per share guidance	$2.06 to $2.13

Adjusted income from operations guidance for the full year ending December 31, 2026 (in millions):
Income from operations guidance	$48 to $50.5
Acquisition-related intangible amortization expense	17
Acquisition-related diligence expenses	2
Restructuring expenses	7.5
Warehouse relocation and redesign expenses	7
Adjusted income from operations	$81.5 to $84
(1) Includes estimate for interest expense and mark to market gain on interest rate derivatives and interest income related to tariff refunds.

LIFETIME BRANDS, INC.
Supplemental Information

Reconciliation of GAAP to Non-GAAP Previous Guidance
Adjusted EBITDA guidance for the full year ending December 31, 2026 (in millions):

Net loss guidance	$(6.5) to $(5)
Income tax expense	0.5 to 1.5
Interest expense(1)	18
Depreciation and amortization	22
Stock compensation expense	4
Acquisition-related diligence expenses	1.5
Restructuring expenses	7
Warehouse relocation and redesign expenses	7
Adjusted EBITDA guidance	$53.5 to $56

Adjusted net income and adjusted diluted income per common share guidance for the full year ending December 31, 2026 (in millions - except per share data):
Net loss guidance	$(6.5) to $(5)
Acquisition-related intangible amortization expense	17
Acquisition-related diligence expenses	1.5
Restructuring expenses	7
Warehouse relocation and redesign expenses	7
Mark to market gain on interest rate derivatives	(0.5)
Income tax effect on adjustment	(9.5)
Adjusted net income guidance	$16 to $17.5
Adjusted diluted income per share guidance	$0.73 to $0.80

Adjusted income from operations guidance for the full year ending December 31, 2026 (in millions):
Income from operations guidance	$12 to $14.5
Acquisition-related intangible amortization expense	17
Acquisition-related diligence expenses	1.5
Restructuring expenses	7
Warehouse relocation and redesign expenses	7
Adjusted income from operations	$44.5 to $47
(1) Includes estimate for interest expense and mark to market gain on interest rate derivatives.